UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 709 Tower 2 , Admiralty Centre, 18 Harcourt Road , Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2021, Ms. Tracy Chui-Kam Ng, Chief Financial Officer of Takung Art Co., Ltd., a Delaware corporation (the “Company”), resigned. As a result, the board of directors of the Company appointed Ms. Leung Wing Yan as the Company’s new Chief Financial Officer, effective September 30, 2021.

In connection with appointment, the Company and Ms. Yan entered into an employment agreement, dated September 30, 2021 (the “Employment Agreement”), pursuant to which Ms. Yan will receive a monthly salary of HKD60,000 (approximately $7,706) for her services as Chief Financial Officer. Her term of employment, which begins September 30, 2021, is for one year, with the first three months being her probationary period. Her employment may be terminated at any time during her probationary period and thereafter upon one month’s written notice. Ms. Yan may terminate her employment at any time for any reason or no reason upon three month’s advance written notice.

Ms. Yan, age 35, has years of experience in the accounting area. Since October 2015, Ms. Yan has been working at Hong Kong Takung Art Company Limited as an accountant. In that position, Ms. Yan was responsible for, among other things, managing full set of account for a subsidiary located in Shanghai, reviewing vouchers for the Hong Kong entities, and coordinating with auditors for month end closing and reporting. From April 2015 to October 2015, Ms. Yan served as an assistant accountant at Totex International limited. From June 2012 to April 2015, Ms. Yan worked as an accounting clerk at World HKG Co., Ltd.. Ms. Yan has been a certified accountant in Hong Kong since 2011. She received her Bachelor’s degree in Accounting from HKUSPACE-Hull University Union.

There is no family relationship between Ms. Yan and any of our other officers and directors. Except for the employment agreement described below, Ms. Yan has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibits 10.1, which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 30, 2021, by and between Takung Art Co., Ltd. and Leung Wing Yan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: September 30, 2021

/s/ Kwok Leung Paul Li
Name: Kwok Leung Paul Li
Title: Chief Executive Officer